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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to us and to the use of the information derived from our reserve report on the interests of Sonat Exploration GOM Inc. (formerly Zilkha Energy Company) ("Sonat GOM"), dated January 14, 1999, relating to the estimated quantities of certain of Sonat GOM's proved reserves, in the Sonat Inc. Annual Report on Form 10-K for 1998 under the caption "Sonat Exploration Company" and to the incorporation by reference of such references and information in the Sonat Inc. Registration Statements on Form S-8 (No. 33-64367 and No. 33-50142) and Registration Statement on Form S-3 (No. 333-62383). We also consent to our being named as experts for purposes of such Registration Statements.

                                             WILLIAM M. COBB & ASSOCIATES, INC.

                                             By:      F. J. Marek, P.E.
                                                      Vice President

Dallas, Texas
March 4, 1999